Sims Moss Kline & Davis
                            1000 Abernathy Road, N.E.
                             Atlanta, Georgia 30328
                                 (770) 481-7200
                                 (770) 481-7210

                               September 24, 1998


Securities and Exchange Commission
450 5th Street N. W.
Washington, DC. 20549

Re: Bioshield Technologies, Inc.
      SEC File No. 333-57767
      Form 8-A

Ladies/Gentlemen:

     On behalf of Bioshield Technologies, Inc. we transmit herewith a registration statement on Form 8-A for registration of the Company's securities under Section 12(b) and Section 12 (g) of the Securities Exchange Act of 1934. The Company has applied for listing of its Units, Common Stock and Warrants on the Nasdaq Small Cap Market and in accordance with Form 8-A intends that the 1933 Act registration statement referred to above and the 1934 Act registration statement filed herewith will become effective concurrently. The Corporation Finance examiner on this registration statement is Allison Toledo (202) 992-2903.

     If there are any questions with respect to this filing please contact the undersigned.

                                            Very truly yours,


                                            SMK&D
                                            By: Raymond L. Moss

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          -----------------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          BIOSHIELD TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

                                     GEORGIA
             ------------------------------------------------------
                    (State of incorporation or organization)

4405 International Boulevard, Suite B-109, Norcross, Georgia

                                   58-2181628
                           ---------------------------
                                (I.R.S. employer
                               identification no.)

                                      30093
                               -------------------
                                   (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

                               Title of each class
                               to be so registered

             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------

                         Name of each exchange on which
                         each class is to be registered

             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

                           Common Stock, No Par Value
------------ ----------------------------------------------------
                                (Title of Class)

                    Redeemable Common Stock Purchase Warrants
 ----------------------------------------------------------------------------
                                (Title of Class)

                                      Units
 -------------------------------------------------------------------
                                (Title of Class)

ITEM 1.  Description of Registrant's Securities to be Registered.

                  The information called for by this Item 1 is incorporated herein by reference from the Registrant's Registration Statement on Form SB-2 (File No. 333-57767) as filed with the Commission on June 26, 1998, as amended.

ITEM 2.  Exhibits.

      1. Articles of Incorporation, as amended, of the Registrant. [3.1] *

                  2.ab By-Laws of the Registrant. [3.2] *

                  3.ab Form of Common Stock Certificate, No Par Value. [4.1] **

                  4.       Form of Unit Certificate [4.2]

                  5.       Form of Warrant Certificate. [4.3] **

                  6.       Form of Public Investor Warrant Agreement [4.6]***

----------------------
     * Filed as an exhibit to the Registrant's Registration Statement on Form SB-2 (File No. 333-57767) as filed with the Securities and Exchange Commission on June 26, 1998. ** Filed as an exhibit to the Registrant's Amendment #1 to the Registration Statement on Form SB-2 (File No. 333-57767) as filed with the Securities and Exchange Commission on August 11, 1998.
     *** Filed as an exhibit to the Registrant's Amendment #3 to the Registration Statement on Form SB-2 (File No. 333-57767) as filed with the Securities and Exchange Commission on September 18, 1998.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                BIOSHIELD TECHNOLOGIES, INC.
                                  (Registrant)


Date:    September 25, 1998                 BY:      /s/ Timothy C. Moses
                                               --------------------------
                                              Timothy C. Moses, President